Exhibit 1.1

OSG AMERICA L.P.

7,500,000 Common Units
Representing Limited Partner Interests

Underwriting Agreement

New York, New York
, 2007

CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

OSG America L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 7,500,000 common units representing limited partner interests in the Partnership (“Common Units”) (said Common Units to be issued and sold by the Partnership being hereinafter called the “Underwritten Securities”).  The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,125,000 additional Common Units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 20 hereof.

This is to confirm the agreement among the Partnership, OSG America LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”), OSG Bulk Ships, Inc., a New York corporation and direct parent of the General Partner (“OSG Bulk Ships”), OSGAMLP One Percent Interest Corporation, a Delaware corporation and wholly owned subsidiary of OSG Bulk Ships (“One Percent”), OSG Ship Management, Inc., a Delaware corporation and wholly owned subsidiary of OSG (as defined herein) (“OSGM”) and Overseas Shipholding Group, Inc., a Delaware corporation and the ultimate parent of each of the General Partner, OSG Bulk Ships, OSGM and One Percent (“OSG” and, together with the Partnership, the General Partner, OSG Bulk Ships, OSGM and One Percent, the “Partnership Parties”), and the Underwriters concerning the purchase of the Securities from the Partnership by the Underwriters.  It is understood and agreed to by all parties hereto that the Partnership was formed by OSG to, among other things (i) acquire all of the outstanding limited liability company interests of certain subsidiaries of OSG Bulk Ships that own or operate certain U.S. flag product carriers and barges used to provide marine transportation, distribution and logistics services for the transportation of crude oil and refined petroleum products and (ii) acquire from OSGM 37.5% of the outstanding limited liability company interests of Alaska Tanker Company, LLC, a Delaware limited liability company (“ATC”), as more particularly described in the Disclosure Package and the Prospectus.

It is further understood and agreed by all parties that as of the date hereof:

(A)          OSG Bulk Ships directly owns (i) 100% of the limited liability company interests of each of the General Partner and OSG America Operating Company LLC, a Delaware limited liability company (the “Operating Company”), (ii) 100% of outstanding capital stock of One Percent and (iii) a limited partner interest representing a 97% interest in the Partnership.

(B)           One Percent directly owns a limited partner interest representing a 1% interest in the Partnership.

(C)           The General Partner directly owns a general partner interest representing a 2% interest in the Partnership.

(D)          The Partnership directly owns 100% of the limited liability company interests in each of Luxmar Tanker LLC and Maremar Tanker LLC (collectively, the “Initial Operating Subsidiaries” and each, an “Initial Operating Subsidiary”).

(E)           The Operating Company directly owns 100% of the limited liability company interests of each of the vessel-owning subsidiaries listed on Schedule II to this Agreement (collectively, the “Closing Date Operating Subsidiaries” and each, a “Closing Date Operating Subsidiary”).

(F)           The Operating Company directly owns 100% of the limited liability company interests of each of the subsidiaries listed on Schedule III to this Agreement (collectively, the “Newbuilding Subsidiaries” and each, a “Newbuilding Subsidiary”).

(G)           The Operating Company directly owns 100% of the limited liability company interests of OSG Product Tankers Member, LLC, a Delaware limited liability company, OSG Product Tankers Member, LLC directly owns 85% of the limited liability company interests of OSG Product Tankers II, LLC, a Delaware limited liability company, OSG Product Tankers II, LLC directly owns 80% of the limited liability company interests of OSG Product Tankers I, LLC, a Delaware limited liability company, and OSG Product Tankers I, LLC directly owns 75% of the limited liability company interests of OSG Product Tankers, LLC (OSG Product Tankers Member, LLC, OSG Product Tankers II, LLC, OSG Product Tankers I, LLC and OSG Product Tankers, LLC collectively, the “OSG/Aker Time Charterer Subsidiaries” and each, an “OSG/Aker Time Charterer Subsidiary”).

Immediately prior to the Closing Date, OSG Bulk Ships, OSGM, One Percent, the General Partner and the Partnership will enter into an Amended and Restated Contribution,

Conveyance and Assumption Agreement dated as of the Closing Date (the “Contribution Agreement”).  The transactions to be effected pursuant to the terms of the Contribution Agreement and this Agreement, including without limitation the public offering of the Securities as described in the Disclosure Package and the Prospectus, are referred to as the “Transactions”.  In connection with the Transactions, the parties to the Transactions have entered into or will enter into various conveyances, agreements and related documents (collectively with the Contribution Agreement, the “Contribution Documents”) pursuant to which:

(A)          On the Closing Date OSG Bulk Ships, on behalf of itself, One Percent and the General Partner will transfer 100% of the limited liability company interests of the Operating Company to the Partnership, and as consideration therefor and the transfer by OSG Bulk Ships, on behalf of itself, One Percent and the General Partner of 100% of the limited liability companies interests of each of the Initial Operating Subsidiaries to the Partnership on August 30, 2007, the Partnership will (a) (i) issue to OSG Bulk Ships 6,496,827 Common Units, (ii) issue to OSG Bulk Ships 14,999,999 Subordinated Units and (iii) make a cash distribution to OSG Bulk Ships in an aggregate amount equal to $136,500,000, to reimburse OSG Bulk Ships for certain preformation capital expenditures in respect of Overseas Luxmar, Overseas Maremar and certain other vessels being transferred to the Partnership (the “Reimbursement Payment”), (b) issue to One Percent 277,413 Common Units and (c) (i) issue to the General Partner the Incentive Distribution Rights (as defined in the Partnership Agreement) and (ii) issue to the General Partner 612,244 General Partner Units (as defined in the Partnership Agreement).

(B)           OSGM will convey 37.5% of the limited liability company interests of ATC to the Partnership, and as consideration therefor, the Partnership will issue to OSGM 725,759 Common Units.

(C)           OSG Bulk Ship’s limited partner interest representing a 97% interest in the Partnership, prior to the execution of this Agreement, will be converted into one Subordinated Unit.

(D)          One Percent’s limited partner interest representing a 1% interest in the Partnership, prior to the execution of this Agreement, will be converted into one Common Unit.

(E)           The General Partner’s general partner interest representing a 2% interest in the Partnership, prior to the execution of this Agreement, will be converted into one General Partner Unit.

(F)           The Partnership will transfer the Initial Operating Subsidiaries to the Operating Company (the Initial Operating Subsidiaries, the Closing Date Operating Subsidiaries, the Newbuilding Subsidiaries and the OSG/Aker Time Charterer Subsidiaries collectively, the “Operating Subsidiaries” and each, an “Operating Subsidiary”).

In addition, immediately prior to or at the Closing Time:

(A)          OSG, the General Partner, the Partnership and the Operating Company LLC will enter into an Omnibus Agreement dated as of the Closing Date (the “Omnibus Agreement”).

(B)           The Partnership and OSGM will enter into a Management Agreement (the “Management Agreement”) pursuant to which OSGM will provide certain commercial and technical management services (including the commercial and technical management of the vessels owned by or chartered to the Operating Subsidiaries, vessel maintenance, crewing, purchasing, insurance and shipyard supervision) to the Partnership Entities.

(C)           The Partnership, the Operating Subsidiaries and OSGM will enter into an Administrative Services Agreement (the “Administrative Services Agreement”) pursuant to which OSGM will provide certain administrative services to the Partnership Entities.

(D)          The Operating Company, the Partnership and certain of the Operating Subsidiaries will enter into a $200 million revolving credit agreement dated as of the Closing Date (the “Revolving Credit Facility”).

The “Transaction Documents” shall mean the Contribution Agreement, the Management Agreement, the Administrative Services Agreement, the Omnibus Agreement and the Revolving Credit Facility.

The Partnership, the General Partner, and each of the Partnership’s subsidiaries are collectively referred to in this Agreement as the “Partnership Entities.”

1.             Representations and Warranties.  Each of the Partnership Parties jointly and severally represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           The Partnership has prepared and filed with the Commission a registration statement (File No. 333-145341) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Partnership has filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

(b)           On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)           As of the Effective Time, (i) the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)           (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)            The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(g)           The General Partner, the Operating Company and each of the Operating Subsidiaries (collectively, the “Limited Liability Companies”) has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and, in the case of the General Partner, to act as the general partner of the Partnership.  Each of the Limited Liability Companies is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(h)           OSG Bulk Ships is the sole member of the General Partner and owns 100% of the limited liability company interests of the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as amended and/or restated on or prior to the Closing Date, the “GP LLC Agreement”); and OSG Bulk Ships owns such limited liability company interests free and clear of all security interests, liens, claims or encumbrances (collectively “Liens”).

(i)            On the Closing Date and any settlement date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership and will own 612,245 General Partner Units representing an approximate 2% interest in the Partnership (the “GP Interest”); such GP Interest will have been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as amended and/or restated on or prior to the Closing Date the “Partnership Agreement”), and the General Partner will own such GP Interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Disclosure Package and the Prospectus, or under applicable securities laws).

(j)            On the Closing Date and any settlement date, after giving effect to the Transactions, the General Partner will own the Incentive Distribution Rights (as defined in the Partnership Agreement) and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner will own all of the Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Disclosure Package and the Prospectus, or under applicable securities laws).

(k)           On the Closing Date, after giving effect to the Transactions, OSG Bulk Ships will own an aggregate of 6,496,827 Common Units and 15,000,000 Subordinated Units (as defined in the Partnership Agreement), representing in the aggregate an approximate 70.22% interest in the Partnership (collectively, the “OSG Bulk Ships Sponsor Units”).  On the Closing Date and any settlement date, all of the OSG Bulk Ships Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and OSG Bulk Ships will own the OSG Bulk Ships Sponsor Units, free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Disclosure Package and the Prospectus, or under applicable securities laws).

(l)            On the Closing Date, after giving effect to the Transactions, OSGM will own an aggregate of 725,759 Common Units, representing in the aggregate an approximate 2.37% interest in the Partnership (the “OSGM Sponsor Units”).  On the Closing Date and any settlement date, all of the OSGM Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and OSGM will own the OSGM Sponsor Units, free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Disclosure Package and the Prospectus, or under applicable securities laws).

(m)          On the Closing Date, after giving effect to the Transactions, One Percent will own an aggregate of 277,414 Common Units, representing in the aggregate an approximate 0.91% interest in the Partnership (the “One Percent Sponsor Units”).  On the Closing Date and any settlement date, the One Percent Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and One Percent will own the One Percent Sponsor Units, free and clear of any Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Disclosure Package and the Prospectus, or under applicable securities laws).

(n)           On the Closing Date and any settlement date, after giving effect to the Transactions, the Partnership will be the sole member of the Operating Company and will own 100% of the limited liability company interests of the Operating Company; such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as amended and/or restated on or prior to the Closing Date, the “Opco LLC Agreement”) and will be fully paid (to the extent required under the Opco LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership limited liability company interests free and clear of all Liens.

(o)           On the Closing Date and any settlement date, after giving effect to the Transactions, the Operating Company will be the sole member of each of the Operating Subsidiaries (other than the OSG/Aker Time Charterer Subsidiaries) and will own 100% of the limited liability company interests in each such limited liability company; such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability agreement of each such limited liability company (as amended and/or restated on or prior to the Closing Date, each an “Operating Subsidiary LLC Agreement”) and with respect to each such limited liability company will be fully paid (to the extent required under the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company will own such limited liabilities company interests free and clear of all Liens.

(p)           On the Closing Date and any settlement date, after giving effect to the Transactions, the Operating Company will be the sole member of OSG Product Tankers Member, LLC and will own 100% of the limited liability company interests of OSG Product Tankers Member, LLC; on the Closing Date and any settlement date, such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability agreement of OSG Product Tankers Member, LLC (as amended and/or restated on or prior to the Closing Date, the “Product Tankers Member LLC Agreement”) and will be fully paid (to the extent required under the Product Tankers Member LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company will own such limited liability company interests free and clear of all Liens (except restrictions on transferability contained in the Product Tankers Member LLC Agreement or under applicable securities laws).

(q)           OSG Product Tankers Member, LLC owns 85% of the limited liability company interests in OSG Products Tankers II, LLC, such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability agreement of OSG Products Tankers II, LLC (as amended and/or restated on or prior to the Closing Date, the “Product Tankers II LLC Agreement”) and are fully paid (to the extent required under the Product Tankers II LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OSG Product Tankers Member, LLC owns such limited liability interests free and clear of all Liens (except restrictions on transferability contained in the Product Tankers II LLC Agreement or under applicable securities laws).

(r)            OSG Product Tankers II, LLC owns 80% of the limited liability company interests in OSG Product Tankers I, LLC; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of OSG Product Tankers I, LLC (as amended and/or restated on or prior to the Closing Date, the “Product Tankers I LLC Agreement) and are fully paid (to the extent required under the Product Tankers I LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OSG Product Tankers II, LLC owns such limited liability company interests free and clear of all Liens (except restrictions on transferability contained in the Product Tankers I LLC Agreement or under applicable securities laws).

(s)           OSG Product Tankers I, LLC owns 75% of the limited liability company interests in OSG Product Tankers, LLC; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of OSG Product Tankers, LLC (as amended and/or restated on or prior to the Closing Date, the “Product Tankers LLC Agreement”) and are fully paid (to the extent required under the Product Tankers LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Act); and OSG Product Tankers I, LLC owns such limited liability company interests free and clear of all Liens (except restrictions on transferability contained in the Product Tankers LLC Agreement or under applicable securities laws).

(t)            On the Closing Date and any settlement date, after giving effect to the Transactions, the Operating Company will own 37.5% of the limited liability company interest in ATC; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability agreement of ATC (as amended and/or restated on or prior to the Closing Date, the “ATC LLC Agreement”) and are fully paid (to the extent required under the ATC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company will own such limited liability company interests free and clear of all Liens (except restrictions on transferability contained in the ATC LLC Agreement or under applicable securities laws).

(u)           Other than the General Partner’s ownership of the GP Interest and all of the Incentive Distribution Rights, on the Closing Date and any settlement date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than (i) the Partnership’s ownership of 100% of the limited liability company interests of the Operating Company, (ii) the Operating Company’s ownership of 100% of the limited liability company interests each of the Operating Subsidiaries, except for the OSG/Aker Time Charterer Subsidiaries (other than OSG Product Tankers Member, LLC), (iii) OSG Product Tankers Member, LLC’s ownership of 85% of the limited liability company interests of OSG

Product Tankers II, LLC, (iv) OSG Product Tankers II, LLC’s ownership of 80% of the limited liability company interests of OSG Product Tankers I, LLC, (v) OSG Product Tankers I, LLC’s ownership of 75% of the limited liability company interests of OSG Product Tankers, LLC and (vi) the Operating Company’s ownership of 37.5% of the limited liability company interests of ATC, on the Closing Date and any settlement date, after giving effect to the Transactions, no Partnership Entity (other than the General Partner) will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v)           As of June 30, 2007, the Partnership (i) had on the consolidated basis indicated in the Disclosure Package and the Prospectus (and any amendment or supplement thereto), and (ii) would have had, on the pro forma as adjusted basis indicated in the Disclosure Package and the Prospectus (and any amendment or supplement thereto) after giving effect to the offering of the Underwritten Securities and the use of the net proceeds of the offering of the Securities as indicated in the Disclosure Package and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.

(w)          The Securities to be sold by the Partnership to the Underwriters and the limited partner interests represented thereby have been duly and validly authorized in accordance with the Partnership Agreement and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Disclosure Package and the Prospectus under the captions “The Partnership Agreement—Limited Liability” and “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business”); the Securities have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance and evidence of satisfactory distribution; and any certificates issued for the Securities will be issued in accordance with the Partnership Agreement.  The Securities, when issued and delivered in accordance with the Partnership Agreement against payment therefore as provided herein, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(x)            Except as described in the Disclosure Package and the Prospectus or as provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction, except as described in the Disclosure Package and the Prospectus, upon the voting or transfer of, any partnership interests of the Partnership.  Neither (i) the filing of the Registration Statement nor (ii) the offering, issuance or sale of the Securities as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.  Except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans or pursuant to this

Agreement, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any of the Partnership Entities.

(y)           The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and as described in the Registration Statement, the Disclosure Package and the Prospectus.  On the Closing Date and any settlement date, all corporate, partnership and limited liability company action required to be taken by the Partnership Parties and any of their securityholders, partners or members for (i) the authorization, issuance, sale and delivery of the Securities, (ii) the execution and delivery by the Partnership Parties of this Agreement and the Transaction Documents and (iii) the consummation of the transactions contemplated by this Agreement and the Transaction Documents (including the Transactions) to take place as of the Closing Date or any settlement date, as applicable, shall have been validly taken.

(z)            Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties, and constitutes the valid and legally binding agreement of each of the Partnership Parties enforceable against each of the Partnership Parties in accordance with its terms, subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution, and an implied covenant of good faith and fair dealing.

(aa)         On the Closing Date:

(i)            the Partnership Agreement will be duly authorized, executed and delivered by the General Partner, OSG Bulk Ships, OSGM and One Percent and will be a valid and legally binding agreement of the General Partner, OSG Bulk Ships, OSGM and One Percent enforceable against the General Partner, OSG Bulk Ships, OSGM and One Percent in accordance with its terms;

(ii)           the GP LLC Agreement will be duly authorized, executed and delivered by OSG Bulk Ships and will be a valid and legally binding agreement of OSG Bulk Ships, enforceable against OSG Bulk Ships in accordance with its terms; and

(iii)          each of the Transaction Documents will be duly authorized, executed and delivered by each of the Partnership Parties and the Partnership Entities, as applicable, that is a party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, subject to, with respect to each agreement described in this Section 1(aa), (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution, and an implied covenant of good faith and fair dealing.

(bb)         No consent, approval, authorization, order, registration, filing or equal reaction (“Consent”) with or of any court or governmental agency or body is required in connection with (i) the offering, issuance and sale by the Partnership of the Securities, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or any of the Transaction Documents by OSG, Partnership Parties or the Partnership Entities, as applicable, that are parties thereto, or (iii) the transactions contemplated herein or in any of the Operative Documents (including the Transactions), except for (A) such Consents that have been obtained or will be obtained prior to the Closing Date, (B) such Consents required under the Act, the Exchange Act and applicable state securities or “Blue Sky” laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, (C) such Consents that, if not obtained, would not, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect and (D) as disclosed in the Disclosure Package and the Prospectus.

(cc)         None of offering, issue and sale by the Partnership of the Securities, the execution, delivery and performance of this Agreement by the Partnership Parties and the Transaction Documents by the Partnership Entities that are parties thereto, or the consummation of any other of the transactions contemplated in this Agreement or the Transaction Documents (including the Transactions) conflicts or will conflict with, result in a breach or violation of, or imposition of any Lien (other than Liens arising under the Revolving Credit Facility) upon any property or assets of the Partnership Entities pursuant to, (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, or other organizational documents of any of the Partnership Entities, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties, which conflict, breach, violation or Lien, in the case of clauses (ii) and (iii), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) provided for in this Agreement or the Transaction Documents to be consummated on or prior to the Closing Date, or settlement date, as applicable.

(dd)         No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or their property is pending or, to the knowledge of the Partnership Parties, threatened against or affecting any of the Partnership Entities that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Transaction Documents or the consummation of any of the transactions (including the Transactions) contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee)         The historical financial statements (including the related notes and supporting schedules) included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, as of the respective dates or for the respective periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the captions “Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical and Pro Forma Financial and Operating Data” in the Disclosure Package, the Prospectus and Registration Statement present fairly, on the basis stated in the Disclosure Package, the Prospectus and Registration Statement, the information included therein.  The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement.  The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(ff)           Ernst & Young LLP, who have certified or shall certify the financial statements of the General Partner, the Partnership, OSG America Predecessor (as defined in the Disclosure Package and the Prospectus) and the Maritrans Entities (as defined in the Disclosure Package and the Prospectus), and delivered their reports with respect to such audited financial statements and schedules included in the Disclosure Package and the Prospectus, are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(gg)         KPMG LLP, who have certified or shall certify the financial statements of ATC and delivered their report with respect to such audited financial statements and schedules included in the Disclosure Package and the Prospectus, are the independent registered public accounting firm with respect to ATC within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the PCAOB.

(hh)         The Contribution Documents were or will be legally sufficient to transfer or convey to the Partnership Entities satisfactory title to, or valid rights to use, operate or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Disclosure Package and the Prospectus, subject to the conditions, reservations and limitations contained in the Transaction Documents and those described in the Disclosure Package and the Prospectus.  The Partnership Entities, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations of the predecessor of the Partnership as described in the Disclosure Package, the Prospectus and the Contribution Documents.

(ii)           On the Closing Date and any settlement date, after giving effect to the Transactions, the Partnership Entities will have good and marketable title to all real property and good title to all personal property described in the Disclosure Package and the Prospectus as owned or to be owned by the Partnership Entities and each Operating Subsidiary identified on Schedule IV is the sole owner of the vessel set forth opposite its name on Schedule IV (the “Owned Vessels”), in each case free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the Disclosure Package and Prospectus, (ii) those Liens arising under any credit agreement to which such Operating Subsidiary is a party on the Closing Date, (iii) those arising under the Revolving Credit Facility or (iv) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use made in the past and proposed to be made in the future of such property by the Partnership Entities as described in the Disclosure Package and the Prospectus.  On the Closing Date and any settlement date, after giving effect to the Transactions, each Operating Subsidiary identified on Schedule V is the sole leasee or charterer of the vessel set forth opposite its name on Schedule V (the “Chartered Vessels” and, together with the Owned Vessels, the “Vessels”), and leases or charters, such Chartered Vessel pursuant to a valid, subsisting and enforceable lease or charter.

(jj)           Each of the Partnership Entities is a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 for the purpose of operating the Vessels in the trades in which the Partnership Entities operate the Vessels as described in the Disclosure Package and the Prospectus (a “U.S. Citizen”); after giving effect to the consummation of the transactions herein contemplated and the sale of the Securities by the Underwriters, each of the Partnership Entities will remain a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 and qualified to engage in the coastwise trade of the United States; provided, however, that, in respect of this representation and warranty, such parties may assume that the Underwriters will sell no less than 85% of (i) the Underwritten Securities and (ii) the Option Securities, if any, to U.S. Citizens.

(kk)         None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, or other organizational documents, (ii) in default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Partnership Entity or any of its properties, as applicable, which violation or default, in the case of clause (ii) and (iii), would have a Material Adverse Effect, or would materially impair the ability of any of the Partnership Entities to perform its obligations under this Agreement or the Transaction Documents.

(ll)           Each of the Partnership Entities has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(mm)       The Partnership Entities own or possess, or as of the Closing Date will own or possess, after giving effect to the Transactions, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to possess such rights would not have a Material Adverse Effect, and none of the Partnership Entities is aware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(nn)         Each of the Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring any of the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(oo)         None of the Partnership Entities (other than the General Partner) is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or partnership or limited liability company interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership, [or from transferring any of such subsidiary’s property or assets to the Partnership or any other Partnership Entity,] except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(pp)         Each of the Partnership Entities possesses, or at the Closing Date and any settlement date, after giving effect to the Transactions, will possess, all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for such licenses, certificates, permits and other authorizations that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(qq)         The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective and the Partnership Entities are not aware of any material weakness in their internal controls over financial reporting.

(rr)           None of the Partnership Parties has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(ss)         The Partnership Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(tt)           None of the following events has occurred or exists or:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Partnership Entities that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any of the Partnership Entities that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) with respect to any Plan, an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership Entities that could have a Material Adverse Effect; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership Entities that could have a Material Adverse Effect; (iii) with respect to any Plan, any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of any of the Partnership Entities related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA in respect of which any of the Partnership Entities is an “employer” as defined in Section 3(5) of ERISA.

(uu)         The Partnership is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(vv)         There is and has been no failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(ww)       None of the Partnership Entities nor any director, officer, agent or employee of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx)          The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(yy)         None of the Partnership Entities, or to the knowledge of the Partnership Parties, no director, officer, agent, employee or affiliate of any of the Partnership Entities, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(zz)          The statistical and market-related data included in the Disclosure Package, Prospectus and the Registration Statement are based on or derived from sources which the Partnership Parties believe to be reliable and accurate.

Any certificate signed by any officer of the Partnership Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership Entities, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $        per unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,125,000 Option Securities at the same purchase price per unit as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on      , 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Securities (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  If settlement for the Option Securities occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Prospectus.

Each Underwriter, severally and not jointly, agrees with the Partnership Parties that it will not knowingly sell the Securities to any natural person, corporation, partnership, limited liability company, joint venture, association or other entity (“person”) that is not a U.S. Citizen.  On the Closing Date and each settlement date, each Underwriter shall provide the Partnership Parties with a certificate, dated such date, certifying to the effect that based upon representations or certificates given to the Underwriter from initial purchasers of the Securities or other diligent inquiries made by the Underwriter, not more than 15% of the number of Securities initially purchased by the Underwriter will be in the aggregate either initially purchased from the Underwriter by Non-U.S. Citizens (as the term “Non-U.S. Citizen” is defined in Section 4.10(h) of the Partnership Agreement) on such date or, to the extent the Underwriter is a Non-U.S. Citizen, not sold and held for the account of such Underwriter.

5.             Agreements.  Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Partnership Parties will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership Parties have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership Parties will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Partnership Parties will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership Parties of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership Parties will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Partnership Entities which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required  by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)            The Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           The Partnership Parties will not, without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the Partnership Parties or any of their affiliates or any person in privity with any of the Partnership Parties or their affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Underwriting Agreement, provided, however, that the Partnership may issue and sell Common Units pursuant to any employee equity incentive plan, equity ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(h)           None of the Partnership Parties or any of their affiliates will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(i)            The Partnership Parties agree to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, formerly NASD, Inc. (“FINRA”), (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of representatives of the Partnership Parties in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the accountants of the Partnership Parties and the fees and expenses of counsel (including local and special counsel) for the Partnership Parties; and (x) all other costs and expenses incident to the performance by the Partnership Parties of their obligations hereunder.

(j)            The Partnership Parties agree that, unless they have or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership Parties that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership Parties agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           The Partnership will use the net proceeds received from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership

Parties made in any certificates delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Representatives shall have received from James I. Edelson, Esq., in-house counsel for the Partnership Parties, his opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth on Exhibit B.

(c)           The Partnership Parties shall have requested and caused Cravath, Swaine & Moore LLP, counsel for the Partnership Parties, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth on Exhibit C.

(d)           The Partnership Parties shall have requested and caused Kirkpatrick & Lockhart Preston Gates Ellis LLP, special maritime counsel for the Partnership Parties, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth on Exhibit D.

(e)           The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            The Partnership shall have furnished to the Representatives a certificate of the Partnership, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Parties, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)           The Partnership Parties shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and the PCAOB and that they have performed a review of the unaudited interim financial information of OSG America Predecessor for the six-month period ended June 30, 2007 and as at June 30, 2007, in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

(i)            in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Disclosure Package and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii)           on the basis of a reading of the latest unaudited financial statements made available by the Partnership Entities; their limited review, in accordance with standards of the PCAOB as described in Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended June 30, 2007 and as at June 30, 2007; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the unitholders, directors and audit and conflicts committees of the Partnership Entities; and inquiries of certain officials of the Partnership Entities who have responsibility for financial and accounting matters of the Partnership Entities as to transactions and events subsequent to June 30, 2007, nothing came to their attention which caused them to believe that:

(1)           any unaudited interim financial statements included in the Registration Statement, the Disclosure Package and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus;

(2)           with respect to the period subsequent to June 30, 2007, there were, at a specified date not more than five days prior to the date of the letter, any increases in the consolidated long-term debt or any decreases in the consolidated net current assets or the partners’ capital of the Partnership Entities as compared with the amounts shown on the June 30, 2007 consolidated balance sheet included in the Registration Statement, the Disclosure Package and the Prospectus, or for the period from July 1, 2007 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in consolidated revenues or the total or per unit amounts of net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3)           the information included in the Registration Statement, the Disclosure Package and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii)          they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership Entities) set forth in the Registration Statement, the Disclosure Package and the Prospectus, including the information set forth under the captions “Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical and Pro Forma Financial and Operating Data” in the Disclosure Package and the Prospectus, agrees with the accounting records of the Partnership Entities, excluding any questions of legal interpretation; and

(iv)          on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (the “pro forma financial statements”), carrying out certain specified procedures, inquiries of certain officials of the Partnership Entities who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(h)           The Partnership Parties shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and the PCAOB and stating in effect that:

(i)            in their opinion the audited financial statements of ATC included in the Registration Statement, the Disclosure Package and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii)           on the basis of a reading of the latest unaudited financial statements made available by ATC; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members and managers of ATC; and inquiries of certain officials of ATC who have responsibility for financial and accounting matters of the ATC as to transactions and events subsequent to December 31, 2006, nothing came to their attention which caused them to believe that with respect to the period subsequent to December 31, 2006, there were, at a specified date not more than five days prior to the date of the letter, any increases in the consolidated long-term debt or any decreases in the current assets or members’ equity of ATC as compared with the amounts shown on the December 31, 2006 balance sheet included in the Registration Statement, the Disclosure Package and the Prospectus, or for the period from December 31, 2006 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues or net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)          they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of ATC) set forth in the Registration Statement, the Disclosure Package and the Prospectus agrees with the accounting records of ATC, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(i)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any increase or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)            The New York Stock Exchange shall have approved the Securities for listing, subject only to official notice of issuance.

(k)           Prior to or at the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the General Partner addressed to the Representatives.

(l)            The Representatives shall have received evidence satisfactory to them that each of the Transactions (other than the offering of the Securities) shall have occurred or will occur as of the Closing Date, in each case, on substantially the terms as described in the Disclosure Package and the Prospectus.

(m)          Prior to the Closing Date, the Partnership Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Andrews Kurth LLP, counsel for the Underwriters, at 450 Lexington Ave., 15th Floor, New York, New York 10017, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.  (a)  Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Partnership Party, each director of the General Partner, each officer of the General Partner who signs the Registration Statement, and each person who controls the

Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Partnership Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page and under the heading “Underwriting” regarding delivery of the Securities, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (e).

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) Citigroup

Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel, and (b) UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; or, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to OSG America L.P., in care of OSG America LLC, Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL 33602, Attn:  President (fax no.:  (813)            ), confirmed to it at Overseas Shipholding Group, Inc., 666 Third Avenue, New York, NY 10017, attention of the Legal Department (fax no.:  (212) 251-1180), with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, Attention:  John T. Gaffney.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No Fiduciary Duty.  The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters).  Each of the Partnership Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

15.           Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16.           Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

17.           Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule VI hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

OSG AMERICA L.P.
By:	OSG America LLC, its general partner

By:
Name:
Title:

OSG AMERICA LLC

By:
Name:
Title:

OSG BULK SHIPS, INC.

By:
Name:
Title:

OSG SHIP MANAGEMENT, INC.

By:
Name:
Title:

OSGAMLP ONE PERCENT INTEREST CORPORATION

By:
Name:
Title:

OVERSEAS SHIPHOLDING GROUP, INC.

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	UBS Securities LLC

By:
Name:
Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Raymond James & Associates, Inc.
DnB NOR Markets, Inc.

Total	7,500,000

SCHEDULE II

Closing Date Operating Subsidiaries

SCHEDULE III

Newbuilding Subsidiaries

SCHEDULE IV

Owned Vessels

Operating Subsidiary	Vessel

SCHEDULE V

Chartered Vessels

Operating Subsidiary	Vessel

SCHEDULE VI

Schedule of Free Writing Prospectuses
Included in the Disclosure Package

EXHIBIT A

[Form of Lock-Up Agreement]

[Letterhead of officer, director or major interest holder of
OSG America L.P.]

OSG America L.P.
Public Offering of Common Units

[            ], 2007

CITIGROUP GLOBAL MARKETS INC.
UBS INVESTMENTS LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between OSG America L.P., a Delaware limited partnership (the “Partnership”), OSG America LLC, a Delaware limited liability company, OSG Bulk Ships, Inc., a Delaware corporation (“OSG Bulk Ships”), OSGAMLP One Percent Interest Corporation, a Delaware corporation (“One Percent”), OSG Ship Management, Inc., a Delaware corporation (“OSGM”) and Overseas Shipholding Group, Inc., a Delaware corporation (“OSG” and, together with the Partnership, the General Partner, OSG Bulk Ships, One Percent and OSGM, the “Partnership Parties”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

EXHIBIT B

[Form of Opinion of James I. Edelson]

EXHIBIT C

[Form of Opinion of Cravath, Swaine & Moore LLP]

EXHIBIT D

[Form of Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP]